Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Forms S-8 (file Nos. 333-250141; 333-262636), Form F-3 (File No. 333-252279), Form F-3MEF (File No. 333-253237) and Form F-3ASR (File No. 333-253402) of our report dated May 16, 2023, with respect to our audits of the consolidated financial statements of SOS Limited, which is included in this Annual Report on Form 20-F for the year ended December 31, 2022.

/s/ Audit Alliance LLP

Singapore

May 18, 2023